UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 2, 2018

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2018, the Compensation Committee of the Board of Directors of Expedia, Inc. (the “Company”) approved the terms of, and on the same day, the Company entered into, an amended and restated employment agreement with Robert Dzielak, the Company’s Chief Legal Officer and Secretary (the “Amended Employment Agreement”), effective as of March 3, 2018. Mr. Dzielak’s prior employment agreement expired on March 2, 2018. Pursuant to the Amended Employment Agreement: (i) Mr. Dzielak’s employment with the Company may be terminated at any time with or without cause or notice, (ii) his annual base salary was increased from $600,000 to $700,000, effective as of February 26, 2018, and (iii) his target bonus remained unchanged at 100% of his base salary. The remaining material terms of Mr. Dzielak’s employment include:
Severance. Upon a termination of Mr. Dzielak’s employment by the Company without Cause (other than by reason of his death or Disability or due to the expiration of the Term) or by Mr. Dzielak for Good Reason, subject to his execution and non-revocation of a release and compliance with restrictive covenants described below:

•	the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which termination of employment occurs;

•
contingent upon the satisfaction of any applicable performance conditions, all equity held by Mr. Dzielak that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually);

•
Mr. Dzielak may exercise vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) for 18 months after termination of his employment or through the scheduled expiration date of the options, whichever is earlier;

•
the Company will continue to pay Mr. Dzielak’s base salary for 12 months, except that the Company may, at its sole discretion, choose to extend the payment period to 18 months (the “Salary Continuation Period”); and

•	the Company will pay an amount equal to COBRA health insurance coverage for a period of 12 months.
Restrictive Covenants. Mr. Dzielak will continue to be restricted from competing with the Company and from soliciting employees until the end of the Salary Continuation Period.
Equity Grants. In connection with Mr. Dzielak’s entering into the Amended Employment Agreement, the Section 16 Committee of the Board of Directors of the Company approved an award to Mr. Dzielak of 12,747 restricted stock units that will vest annually over four years, subject to his continued service with the Company (the “Amended Employment Agreement RSUs”).
Also on March 2, 2018, in connection with the Company’s annual compensation review, the Section 16 Committee of the Board of Directors of the Company approved the following awards to Mr. Dzielak:

•	an award of 81,004 Company stock options vesting annually over four years (the “Annual Vest Options”);

•	an award of 40,502 stock options, 50% of which vest on March 2, 2020 and 50% of which vest on March 2, 2022 (the “Cliff Vest Options”); and

•
an award of 51,280 Company stock options, 50% of which are subject to the satisfaction of a stock price goal of $200 on September 15, 2021 (a 91% increase to the closing price of Expedia’s common stock on the date of grant), and 50% of which are subject to the satisfaction of a stock price goal of $180 on September 30, 2021 (a 72% increase to the closing price of Expedia’s common stock on the date of grant) (together, the “Performance-Based Options”), with satisfaction of the stock price goal in each case measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding the applicable vest date.

In each case, the stock options are subject to Mr. Dzielak’s continued employment during the applicable vesting period, the exercise price for the stock options is $104.50 (the closing price of the Company’s common stock on the date of grant), and the stock options have a seven-year term.

Upon a termination of Mr. Dzielak’s employment by the Company without Cause (other than by reason of his death or disability) or resignation by Mr. Dzielak for Good Reason, (i) the Performance-Based Options and the Cliff Vest Options will vest on a pro-rated basis for each full month from the date of grant to the termination date, subject to the achievement of the applicable stock price goal in the case of the Performance-Based Options, and (ii) that portion of the Amended Employment Agreement RSUs and the Annual Vest Options that would have vested during the twelve-month period following termination of employment will accelerate, consistent with the terms of the Amended Employment Agreement.

The description of the Amended Employment Agreement, the Cliff Vest Options, and the Performance-Based Options are qualified in their entirety by reference to the full text of those agreements, copies of which are filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. Unless otherwise specified, capitalized terms used above without definition have the meanings set forth in the Amended Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Robert J. Dzielak and Expedia, Inc., effective March 3, 2018.
10.2	Stock Option Agreement between Robert Dzielak and Expedia, Inc., effective March 2, 2018 (Cliff Vest Options).
10.3	Stock Option Agreement between Robert Dzielak and Expedia, Inc., effective March 2, 2018 (Performance-Based Options).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: March 6, 2018	By:	/s/ Nichole Krishnamurthy
	Name:	Nichole Krishnamurthy
	Title:	Chief People Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Robert J. Dzielak and Expedia, Inc., effective March 3, 2018.
10.2	Stock Option Agreement between Robert Dzielak and Expedia, Inc., effective March 2, 2018 (Cliff Vest Options).
10.3	Stock Option Agreement between Robert Dzielak and Expedia, Inc., effective March 2, 2018 (Performance-Based Options).